SUPPLEMENTAL AGREEMENT TO DEPOSIT AGREEMENT

         SUPPLEMENTAL AGREEMENT TO DEPOSIT AGREEMENT, dated as of October 18, 2004 (this "Agreement"), to the Deposit Agreement (as defined below), by and among Akzo Nobel N.V., a company incorporated and existing under the laws of The Netherlands, and its successors (the "Company"), Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (as defined in the Deposit Agreement).

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

         WHEREAS, the Company and Citibank, N.A. (the "Predecessor Depositary") entered into the Amended and Restated Deposit Agreement, dated as of October 15, 1999 (the "Deposit Agreement"), for the purposes set forth therein;

         WHEREAS, by written notice da9ted September 16, 2004 addressed to the Predecessor Depositary, the Company, pursuant to Section 5.4 of the Deposit Agreement, has removed the Predecessor Depositary under the Deposit Agreement and has appointed Deutsche Bank Trust Company Americas as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

         WHEREAS, the Company and the Predecessor Depositary have agreed that the Predecessor Depositary, in consideration of the payment of certain fees and expenses of the Predecessor Depositary, will be removed as depositary under the Deposit Agreement with effect from the Effective Date (as defined in Section
6.01 herein);

         WHEREAS, the Company and the Depositary have agreed that the Predecessor Depositary shall deliver to the Depositary the information, records, property and cash referred to in Section 5.4 of the Deposit Agreement;

         WHEREAS, Deutsche Bank Trust Company Americas has accepted its appointment as Depositary in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

         WHEREAS, the Company desires to provide for the deposit of Shares of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing beneficial interests in the Shares so deposited; and

         WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Deposit Agreement and form of Receipts, in accordance with
Section 6.1 of the Deposit Agreement, inter alia to reflect the removal by the Company of Citibank, N.A., in its capacity as the predecessor depositary, and the appointment of Deutsche Bank Trust Company Americas, in its capacity as the successor depositary, in accordance with Section 5.4 of the Deposit Agreement.

         NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Receipts and the Deposit Agreement, effective as of the Effective Date (as defined in Section 6.01 hereof), as follows:

                                    ARTICLE I

            CONFIRMATION OF APPOINTMENT AND ACCEPTANCE OF DEPOSITARY

         Section 1.01 The Company hereby confirms its appointment of the Depositary as successor Depositary under the Deposit Agreement.

         Section 1.02 The Depositary accepts the appointment referred to above and agrees to observe and be bound by the terms of the Deposit Agreement, as amended and supplemented by this Agreement, as if the Depositary had been originally appointed as Depositary under the Deposit Agreement.

                                   ARTICLE II

                                   DEFINITIONS


         Section 2.01 Definitions Generally. Unless otherwise defined in this Agreement, terms used herein and defined in the Deposit Agreement are used herein as so defined.

                                   ARTICLE III

                         AMENDMENTS TO DEPOSIT AGREEMENT


         Section 3.01 All references in the Deposit Agreement to "Citibank, N.A." are hereby replaced with references to "Deutsche Bank Trust Company Americas". All references in the Deposit Agreement to "Citibank, N.A." or the "Depositary" shall be read and construed as references to "Deutsche Bank Trust Company Americas."

         Section 3.02 All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

         Section 3.03 The Deposit Agreement is hereby amended and supplemented by deleting the words "Citibank, N.A., a national banking association organized under the laws of the United States of America" from the preamble of the Deposit Agreement, and replacing them with the words "Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG."

         Section 3.04 The Deposit Agreement is hereby amended and supplemented by deleting the words "Citibank N.A. - Amsterdam Branch, having its principal office at Europlaza, Hoogoordreef 54B, 1101 B.E. Amsterdam Z.O., The Netherlands," from the definition of "Custodian" in Section 1.9 of the Deposit Agreement, and replacing them with the words "Deutsche Bank AG Amsterdam Branch, having its principal office at Herengracht 450-454, NL 1017 CA, Amsterdam, The Netherlands."

         Section 3.05 The Deposit Agreement is hereby amended and supplemented by deleting the words "Citibank, N.A., a national banking association organized under the laws of the United States" from the definition of "Depositary" in
Section 1.12 of the Deposit Agreement, and replacing them with the words "Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG".

         Section 3.06 The Deposit Agreement is hereby amended and supplemented by replacing Section 1.10 in its entirety with the following paragraph:

         Section 1.10 "Deliver" and "Delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security or the electronic delivery of such security by means of book-entry transfer by institutions authorized under applicable law to effect the delivery of securities including, without limitation, through DRS/Profile. With respect to DRS/Profile ADRs, the terms "execute," "issue," "register," "surrender," "transfer" or "cancel" refer to applicable entries or movements to or within DRS/Profile.

         Section 3.07 The Deposit Agreement is hereby amended and supplemented by replacing Section 1.23 in its entirety with the following paragraph:

         Section 1.23 "Principal Office" shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, United States of America.

         Section 3.08 The Deposit Agreement is hereby amended and supplemented by replacing Section 1.24 in its entirety with the following paragraph:

         Section 1.24 "Receipts," "American Depositary Receipts" and "ADRs" shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of the Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as statements reflecting American Depositary Shares issued through DRS/Profile, unless the context otherwise requires.

         Section 3.09 The Deposit Agreement is hereby amended and supplemented by replacing Section 1.32 in its entirety with the following paragraph:

         Section 1.32 "Euroclear Nederland" shall mean the Dutch central securities depository, formerly known as NECIGEF, located at Damark 70, Postbus 19163, 1000 GD Amsterdam, Nederland.

         Section 3.10 The Deposit Agreement is hereby amended and supplemented by replacing the term "NECIGEF" with the words "Euroclear Nederland."

         Section 3.11 The Deposit Agreement is hereby amended and supplemented by inserting the following Section 1.34 immediately following Section 1.33:

         Section 1.34 "DRS/Profile" shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of ADSs is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary. Ownership of ADSs held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the owners entitled thereto.

         Section 3.12 The Deposit Agreement is hereby amended and supplemented by deleting the words "The Netherlands Securities Investment Board" and replacing them with the words "The Netherlands Authority for the Financial Markets."

         Section 3.13 The Deposit Agreement is hereby amended and supplemented by deleting the words "and at the Commission's New York City office located at Seven World Trade Center, 13th Floor, New York, New York 10048" from Section
4.12 of the Deposit Agreement.

         Section 3.14 The Deposit Agreement is hereby amended and supplemented by deleting the words "Citibank N.A. - Amsterdam Branch." from Section 5.5 of the Deposit Agreement, and replacing them with the words "Deutsche Bank AG Amsterdam Branch."

         Section 3.15 The Deposit Agreement is hereby amended and supplemented by deleting the first paragraph of Section 5.8 and replacing it with the following:

         The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by (i) the Depositary under the terms hereof due to the negligence or bad faith of the Depositary and its directors, officers, employees, agents and Affiliates or (ii) the Custodian under the terms hereof due to negligence or bad faith of the Custodian, provided however, that the Depositary shall have no duty to indemnify for the acts or omissions of any Custodian hereunder unless the Custodian is Deutsche Bank AG Amsterdam Branch or any other Custodian appointed by the Depositary.

         Section 3.16 The Deposit Agreement is hereby amended and supplemented by inclusion of the following address for notices to the Depositary in Section 7.5:

          "60 Wall Street, New York, New York 10005, U.S.A., Attention: ADR Department".

         Section 3.17 All references in the Deposit Agreement to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to an entry or entries or an electronic transfer or transfers, including through the DRS/Profile, as well as to the physical transfer of certificates representing the Shares.

                                   ARTICLE IV

                          AMENDMENTS TO FORM OF RECEIPT


         Section 4.01 The form of Receipt attached as Exhibit A to the Deposit Agreement (the "Form of Receipt") is amended and restated in its entirety to read as Exhibit A attached hereto, with such amendments reflecting the appointment of the Depositary.

         Section 4.02 All references in the Form of Receipt to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to any entry or entries or an electronic transfer or transfers as well as to the physical transfer of certificates representing the Shares.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         Section 5.01 Representations and Warranties. The Company and the Depositary mutually represent and warrant to each other and to the Holders, that this Agreement, when executed and delivered by each of the Company and the Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be duly and validly authorized, executed and delivered by the Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE VI

                                  MISCELLANEOUS


         Section 6.01 Effective Date. This Agreement is dated as of the date first set forth above and shall be effective on the later to occur of (i) October 18, 2004, and (ii) the effective date of the Registration Statement on Form F-6 to be filed by the Depositary, on behalf of the legal entity created by the Deposit Agreement, as amended and supplemented by this Agreement in connection with its appointment as successor depositary, the removal of the Predecessor Depositary to be effective simultaneously therewith (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt, as amended and supplemented by this Agreement.

         Section 6.02 Outstanding Receipts. Receipts issued prior to the date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended and supplemented by this Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

         The Company hereby instructs the Depositary (i) promptly to send notice of the execution of the Deposit Agreement, as amended and supplemented by this Agreement, to all holders of American Depositary Receipts outstanding under the Deposit Agreement as of the date hereof and (ii) to inform holders of American Depositary Receipts outstanding under the Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement, as amended and supplemented by this Agreement.

         Holders and Beneficial Owners of Receipts issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement, in all respects, provided, however, that any amendment to the Deposit Agreement effectuated by this Agreement that prejudices any substantial existing right of Holders or Beneficial Owners of Receipts issued under the Deposit Agreement shall not become effective as to Holders and Beneficial Owners until 30 days after notice of the amendment and supplement effectuated by this Agreement shall have been given to holders of Receipts outstanding as of the date hereof.

         Section 6.03 Undertaking of Depositary. The Depositary hereby undertakes promptly to mail notice of its appointment as Depositary under the Deposit Agreement, as amended and supplemented by this Agreement, to the Holders of Receipts outstanding as of the date hereof.

         Section 6.04 Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein. Nothing herein shall obligate Deutsche Bank Trust Company Americas to indemnify or hold harmless the Company or any of its directors, employees, agents and affiliates for any liability or expense arising out of acts performed or omitted by Citibank, N.A., as Predecessor Depositary, the Custodian or their respective directors, employees, agents and affiliates.

         Section 6.05 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company and the Depositary have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date set forth above.

                                AKZO NOBEL N.V., as the Company


                                By: /s/   G.J. (Hans) Wijers
                                   ---------------------------------------------
                                   Name:  G.J. (Hans) Wijers
                                   Title: Chariman and Chief Executive Officer


                                By: /s/   R. (Rob) Frohn
                                   ---------------------------------------------
                                   Name:  R. (Rob) Frohn
                                   Title: Director, Chief Financial Officer


                                DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as the Depositary


                                By:  /s/  Mike R. Hughes
                                   ---------------------------------------------
                                   Name:  Mike R. Hughes
                                   Title: Director


                                By:  /s/  Clare J. Benson
                                   ---------------------------------------------
                                   Name:    Clare J. Benson
                                   Title:   Vice President

                                    EXHIBIT A

                                [FORM OF RECEIPT]

Number                                                  CUSIP NUMBER:  [_______]


                                         American Depositary Shares (each
                                         American Depositary Share
                                         representing one (1) fully paid
                                         Ordinary Share, nominal value EUR
                                         2.00 per Share


                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                                 AKZO NOBEL N.V.

                (Incorporated under the laws of The Netherlands)


         DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation and an indirect wholly owned subsidiary of Deutsche Bank AG, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited ordinary shares, nominal value EUR 2.00 per share, including evidence of rights to receive such ordinary shares (the "Shares") of Akzo Nobel N.V., a corporation incorporated under the laws of The Netherlands (the

"Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Deutsche Bank AG Amsterdam Branch (the "Custodian"). The ratio of ADSs to Shares is subject to amendment as provided in Article IV of the Deposit Agreement. The Depositary's Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

         (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of October 15, 1999 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein) agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.

         The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

         (2) Surrender of Receipts and Withdrawal of Deposited Securities.
        The Holder of this Receipt (and of the ADSs evidenced hereby) shall be entitled to Delivery as promptly as practicable (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this Receipt) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this Receipt has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B hereof) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement, of the Company's Articles of Association, of any applicable laws and the rules of Euroclear Nederland, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

         Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipt evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver as promptly as practicable at the Custodian's designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this Receipt, of the Articles of Association of the Company, of applicable laws and of the rules of Euroclear Nederland, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

         The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of surrender of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either
(i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of stock or rights, which may at the time be held by the Depositary in respect of the Deposited Securities represented by the ADSs evidenced by this Receipt. At the request, risk and expense of any Holder surrendering ADSs represented by this Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         (3) Transfer, Combination and Split-Up of Receipts. The Registrar shall register the transfer of this Receipt (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number of ADSs as those evidenced by this Receipt when canceled, shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and reasonable expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid, in each case, however, subject to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

         The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this Receipt (when canceled), shall cause the Registrar to countersign such new Receipts, and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 and Exhibit B to the

Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case, as in effect at the time thereof.

         (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters and
(iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.

         The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of the Company's Articles of Association or of any applicable law, any government or governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or this Receipt, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

         (5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to the law of The Netherlands, the rules and requirements of any stock exchange on which Shares or ADSs are or will be registered, traded or listed, or the Articles of Association of the Company, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns

ADSs (and Shares, as the case may be) and regarding the identity of any other persons then or previously interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

         (6) Ownership Restrictions. Notwithstanding any provision of this Receipt or of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company. Holders and Beneficial Owners acknowledge that, under The Netherlands Act on the Disclosure of Holdings in Listing Companies, as in effect as of the date hereof, shareholders (including Holders and Beneficial Owners of ADSs) must promptly notify the Company and The Netherlands Securities Investment Board if their holding reaches, exceeds or falls below 5%, 10%, 25%, 50% or 66-2/3% of the capital interest and/or voting rights in the Company and agree to comply with such notification requirements.

         (7) Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities or ADSs, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of such Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver Receipts, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their agents, employees and Affiliates for, and hold each of then harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

         (8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do and
(iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (except as contemplated in Section 2.12 of the Deposit Agreement) are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and the Share presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

         (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties and to provide such other information or documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Shares Registrar) as the

Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. Subject to Article (24) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.

         (10) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement:

               (i) to any person to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

               (ii) to any person surrendering ADSs for cancellation and
                    withdrawal of Deposited Securities, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) so surrendered;

              (iii) to any Holder of ADRs, a fee not in excess of U.S. $ 2.00 per 100 ADSs (or portion thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements). No fee shall be payable for the distribution of cash dividends;

               (iv) to any Holder of ADRs, a fee not in excess of $5.00 per 100
                    ADSs (or portion thereof) issued pursuant to stock dividends or other free stock distributions or upon the exercise of rights. No fee shall be payable for the distribution of ADSs pursuant to stock dividends or other free distributions of shares if such fees are prohibited by the exchange upon which ADSs are listed.

               (v) to any person presenting an ADR Certificate for transfer, a fee not in excess of $1.50 per ADR Certificate presented for transfer.

         In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

               (i) taxes (including applicable interest and penalties) and other governmental charges;

               (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

              (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

               (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

               (v) such fees and reasonable expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

               (vi) the fees and reasonable expenses incurred by the Depositary in connection with the delivery of Deposited Securities.

        Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (22) of this Receipt. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

         (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) shall be transferable on the same terms as a certificated security under the laws of the State of New York, provided that the Receipt has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. The Depositary shall have no obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

         (12) Validity of Receipt. This Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated,
(ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts. Receipts bearing the manual or facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

         (13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and where made available by the Commission, on the Commission's website. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

         The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

         The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.


Dated:


DEUTSCHE BANK TRUST COMPANY AMERICAS                       DEUTSCHE BANK TRUST COMPANY AMERICAS
Transfer Agent and Registrar                               as Depositary


By:                                                        By:
    -----------------------------------                        -------------------------------------
           Authorized Signatory                                       Authorized Signatory



         The address of the Principal Office of the Depositary is 60 Wall Street, New York, New York 10005, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

         (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the Deposit Agreement, the Depositary will (i) promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) establish the ADS Record Date upon the terms described in Section 4.9, and (iii) will distribute promptly the amount thus received (net of (a) applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADS held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company to the relevant governmental authority.

         If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall or cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) the Depositary shall, as promptly as practicable, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net (a) of the applicable fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

         In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company, in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and fees and (b) charges of, and reasonable expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

         Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, to the extent permitted by law and subject to the terms and conditions of the Deposit Agreement, distribute either (x) cash as in the case of a cash distribution or (y) additional ADSs representing such additional Shares as in the case of a distribution of Shares. In either case, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish and ADS record date according to paragraph (16) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

         Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and, after consultation with the Company, establish procedures to distribute rights to purchase additional ADSs (by means of warrants or otherwise) and to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes). Nothing herein or in the Deposit

Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders,
(ii) the Depositary fails to receive the documentation required by the Deposit Agreement or reasonably determines it is not practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall reasonably determine whether it is lawful and practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may reasonably deem practicable. The Depositary shall, upon such sale, convert and distribute as promptly as practicable the proceeds of such sale (net of applicable fees and charges of, and reasonable expenses incurred by, the Depositary and taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or
(iii) the content of any materials provided by the Company and forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

         Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges. Because the law of The Netherlands presently does not contemplate the issuance of rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

         There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights or to endeavor to have any such registration statement declared effective.

         Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall, as promptly as practicable, distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may reasonably deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and reasonable expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may reasonably deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

         If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may reasonably deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute, as promptly as practicable, the proceeds of such conversion received by the Depositary (net of (a) applicable fees and charges of, and reasonable expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

         (15) Redemption. Upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon its reasonable determination that such proposed redemption is practicable, the Depositary shall mail by first class airmail postage prepaid to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall, as promptly as practicable, convert, transfer, distribute the proceeds (net of applicable (a) fees and charges of, and reasonable expenses incurred by, the Depositary, and
(b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be reasonably determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the

Depositary, and taxes) multiplied by the number of Units or Deposited Securities represented by each ADS redeemed.

         (16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

         (17) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS

Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), at the Company's expense and provided no U.S. legal prohibitions exist, mail to Holders: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of this Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part and provided to the Depositary in English by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's ADSs, and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given, only in respect of a number of ADSs representing an integral number of Shares or other Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such instructions. Shares or other Deposited Securities for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

         Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions or deemed instructions from Holders. If voting instructions are received by the Depositary from any Holder on or before the date established by the Depositary for the receipt of such instructions, which are signed but without further indication as to specific instructions, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such instructions. Shares or other Deposited Securities for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

         The Depositary shall use its best efforts, if requested in writing by the Company prior to the mailing to Holders of such meeting materials, to deliver, at least two business days prior to the date of such meeting, to the Company, to the attention of its Secretary, copies of all instructions received from Holders in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the ADSs evidenced by such Receipts at such meeting. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary).

         Notwithstanding anything else contained in this Deposit Agreement, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Shares or other Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Shares or other Deposited Securities and to deliver to the Depositary an opinion of the Company's U.S. counsel addressing any actions requested to be taken if requested by the Depositary.

         There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

         (18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may reasonably deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and reasonable expenses incurred by, the Depositary and
(b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated as promptly as practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not have any obligation to make the determination of the lawfulness or feasibility of making such distinction available to Holders in general or to any Holder in particular, nor shall the Depositary have any responsibility for any such determination made by any third party. The Depositary shall not be responsible for (i) any foreign exchange exposure or loss incurred in connection with such sale, or (ii) any liability to the purchaser of such securities.

         (19) Exoneration. Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, The Netherlands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information,
(iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADS or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this Receipt.

         (20) Standard of Care. The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

         (21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and
(iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

         (22) Amendment/Supplement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

         (23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 90 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders' Receipt(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

         (24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, in light of the security and liquidity of the collateral, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the

Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems reasonably appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant) as security for the performance of the Applicant's obligations for the Depositary in connection with a Pre-Release Transaction, including the Applicant's obligation to deliver Shares or ADSs upon termination of a Pre-Release Transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:
                                   Name:
                                        ----------------------------------------
                                   By:
                                   Title:

                              NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                              If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                              All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

SIGNATURE GUARANTEED

                                     Legends

The Receipts issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the Receipt: "This Receipt evidences American Depositary Shares representing partial entitlement' Ordinary Shares, nominal value EUR 2.00, of Akzo Nobel N.V. and as such do not entitle the holders thereof to the same per-share entitlement as other Ordinary Shares (which are "full entitlement" Ordinary Shares) issued and outstanding at such time. The American Depositary Shares represented by this Receipt shall entitle holders to distributions and entitlements identical to other American Depositary Shares when the Ordinary Shares represented by such American Depositary Shares become "full entitlement" Ordinary Shares.

                                    EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.   Depositary Fees

         The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

---------------------------------------- ------------------------------------- -------------------------------------

                Service                                  Rate                              By Whom Paid
---------------------------------------- ------------------------------------- -------------------------------------


(1)      Issuance of ADSs upon deposit   Up to $5.00 per 100 ADSs (or          Person for whom deposits are made
         of Shares (excluding            fraction thereof) issued.             or party receiving ADSs.
         issuances as a result of
         distributions described in
         paragraph (4) below).

(2)      Delivery of Deposited           Up to $5.00 per 100 ADSs (or           Person surrendering ADSs or making
         Securities, property and        fraction thereof) surrended            withdrawal.
         cash against surrender of
         ADSs

(3)      Distribution of cash            No fee.
         dividends.

(4)      Distribution of cash proceeds   Up to $2.00 per 100 ADSs (or          Person to whom distribution is
         (i.e., upon sale of rights      fraction thereof) held.               made.
         and other entitlements)

(5)      Distribution of ADSs pursuant   Up to $5.00 per 100 ADSs (or          Person to whom distribution is made.
         to (i) stock dividends or       fraction thereof) issued, unless
         other free stock                prohibited by the exchange upon
         distributions, or (ii)          which the ADSs are listed.
         exercise of rights.

(6)      Transfer of ADRs.               $1.50 per Certificate presented.      Person presenting certificate for
                                                                               transfer.

II.  Charges

         Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or Holders and Beneficial Owners of ADSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v) such fees and reasonable expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi) the fees and reasonable expenses incurred by the Depositary in connection with the delivery of Deposited Securities.